UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange act of 1934

Date of Report (Date of earliest event reported)        December 30, 2004

OSTEOTECH, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-19278 (Commission File Number)	13-3357370 (IRS Employer Identification No.)

51 James Way, Eatontown, New Jersey (Address of Principal Executive Offices)	07724 (Zip Code)

Registrant’s telephone number, including area code        (732) 542-2800

———————————————————————————————
(Former Name or Former Address, if Changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On January 5, 2005, Osteotech, Inc., issued a press release announcing its preliminary estimates of its revenues and earnings for the year ended December 31, 2004. A copy of the press release is attached hereto as Exhibit 99.1, which is incorporated herein by reference.

As a result of, among other things, the impairment described in Item 2.06 below, we now expect to have a diluted net loss per share in the range of $.28 to $.31 for the year ended December 31, 2004. We also expect revenues to be in a range of approximately $86.5 million to $87.5 million for the year ended December 31, 2004. Based on these preliminary estimates, it is likely that we will fail to comply with one of the covenants of our credit facility with a U.S. bank for the period ended December 31, 2004. We have begun and are continuing discussions with our lender concerning the possibility of our non-compliance with this covenant. We cannot provide assurance that we will be successful in obtaining a waiver to, or amendment of, the covenant, in which case our lender could avail itself of the remedies set forth in the risk factor entitled “Failure to comply with covenants under our loan and security agreement could materially adversely impact our business, financial condition and results of operations” set forth in our Annual Report on Form 10-K for the year ended December 31, 2003.

The information furnished herewith pursuant to Item 2.02 of this Current Report shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Item 2.02 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 2.06. Material Impairments

We also announced that we had determined on December 30, 2004, that certain of our assets associated with our original processing facility in Shrewsbury, New Jersey, were impaired because the facility and these related assets would no longer be used to process tissue. Included within the impaired assets is a viral inactivation system that was under development by us for our non-Grafton(R) DBM products, which system could not be efficiently implemented into our processing methods. Subject to review in the audit of our 2004 results, we expect to take a pre-tax charge of approximately $5.8 million in our fourth quarter ended December 31, 2004, which includes the cost of reinstating the facility to its former uses that will result in future cash expenditures of approximately $1.5 million. We estimate that the charge being taken in the fourth quarter of 2004 will result in savings of depreciation and amortization charges and operating costs of approximately $1.4 million in 2005.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

99.1	Press Release of Osteotech, Inc. dated January 5, 2005

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 6, 2005

OSTEOTECH, INC. —————————————— (Registrant)

By:	/s/ Michael J. Jeffries ———————————— Michael J. Jeffries Executive Vice President, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

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